Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Allied Healthcare International Inc. on Form S-1 of our report dated December 10, 2003 (May 17, 2004 as to Note 16) relating to the consolidated financial statements and the financial statement schedules as of September 30, 2003 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Jericho, New York
May 17, 2004